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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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
                                           State or Other
                                          Jurisdiction of    Percentage
                                           Incorporation      Ownership
                                           -------------      ---------
Parent
------
Community Financial Corp.                      Illinois


Subsidiary (1)
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Community Bank & Trust, N.A.                 United States       100%

American Bancshares, Inc.                      Illinois          100%

The Egyptian State Bank                        Illinois          100%

Saline County State Bank                       Illinois          100%

MidAmerica Bank of St. Clair County            Illinois          100%

Subsidiary of American Bancshares, Inc.
---------------------------------------

American Bank of Illinois in Highland          Illinois          100%
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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.